UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2012

EDAC TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-33507	39-1515599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1806 New Britain Avenue, Farmington, CT  06032
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code:  860-677-2603

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into Material Definitive Agreement.

The text set forth below under Items 2.01 and 2.03 is incorporated into this Item by reference.

Section 2 — Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 29, 2012, EDAC Technologies Corporation (“EDAC”), entered into a Purchase and Sale Agreement (“Agreement”) with United Technologies Corporation (“UTC”), to purchase a 293,000 square foot manufacturing facility in Cheshire, Connecticut. The Acquisition closed simultaneously therewith.  The $8,175,000 purchase price was paid in cash, funded by financing through TD Bank, N.A. (“TD Bank”).  EDAC’s sales to United Technologies Corporation for 2011 amounted to 34% of the EDAC’s 2011 sales.

A copy of the Agreement is filed as Exhibit 2.01 to this 8-K and is incorporated by reference. The summary of the material provisions of the Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement filed as an exhibit hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 1, 2012, EDAC entered into a Fifth Amendment to Credit Agreement and Modification of Mortgage and Joinder (the “Amendment Agreement”) among TD Bank, EDAC, and its subsidiaries Gros-Ite Industries, Inc. (“Gros-Ite”), Apex Machine Tool Company, Inc. (“Apex”) and EBTEC (collectively, the “Borrowers”), which Amendment Agreement further amends a certain Credit Agreement dated as of May 27, 2009, as previously amended (as previously amended, the “Existing Credit Agreement”), pursuant to which TD Bank has agreed to provide the Borrowers with certain additional financing in the form of a $6,540,000 term loan. The Existing Credit Agreement as amended by the Amendment Agreement (the Existing Credit Agreement as amended, the “Credit Agreement”) contains customary representations and warranties, affirmative and negative covenants, and events of default.  The credit facilities are secured by cross-guaranties and liens on the business assets of EDAC, Gros-Ite, Apex and EBTEC in favor of TD Bank, along with mortgages on the properties owned by EDAC located at 275 Richard Street in Newington, Connecticut which secures an existing $2,640,000 term loan, 10 New Britain Avenue, Plainville, Connecticut (the “Plainville Property”) which secures an existing $2,120,000 term loan and with a mortgage on the property owned by EBTEC located at 120 Shoemaker Lane, Agawam, Massachusetts  which secures an existing $900,000 mortgage and 500 Knotter Drive, Cheshire Connecticut which secures the new $6,540,000 term loan.

The new $6,540,000 term loan is payable in monthly installments of interest only beginning on July 29, 2012 and will mature, and all outstanding principal and interest will be due and payable on June 29, 2022.  Interest will accrue on the $6,540,000 term loan at the prime rate through June 28, 2013.  Interest will accrue after June 28, 2013 at an adjustable rate equal to the monthly LIBOR rate plus 3%, however, pursuant to a swap agreement with TD Bank, EDAC has effectively fixed its interest rate at 4.63%.   The proceeds of the $6,540,000 term loan were used by the Borrowers to finance acquisition costs related to the Cheshire Property.

The summary of the material provisions of the credit facility with TD Bank set forth above is qualified in its entirety by reference to the Credit Agreement and related agreements filed as exhibits 10.1 through 10.5 hereto.

Section 9—Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are included herewith:

Exhibit No.                            Description

2.1	Purchase and Sale Agreement, dated as of June 29, 2012, by and between EDAC and United Technologies Corporation*

10.1	Fifth Amendment to Credit Agreement and Modification of Mortgage and Joinder by and between the Borrowers and TD Bank dated as of June 29, 2012*

10.2	$6,540,000 Seventh Term Note from the Borrowers payable to TD Bank dated as of June 29, 2012

10.3	Open-End Mortgage Deed and Security Agreement from EDAC in favor of the Lender re the Cheshire Property, dated as of June 29, 2012*

10.4	Collateral Assignment of Leases, Rentals and Property Income from EDAC in favor of the Lender dated as of June 29, 2012*

10.5	Environmental Indemnity Agreement from the Borrowers in favor of the Lender dated as of June 29, 2012 regarding Cheshire Property*

* Note: The schedules and exhibits have not been filed herewith.  The Company agrees to furnish supplementally a copy of any such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDAC TECHNOLOGIES CORPORATION

Date:  July 5, 2012                                                                           By: /s/ Glenn L. Purple
      Vice President-Finance and Chief
       Financial Officer

EXHIBIT INDEX

Exhibit No.                            Description

2.1	Purchase and Sale Agreement, dated as of June 29, 2012, by and between EDAC and United Technologies Corporation*

10.1	Fifth Amendment to Credit Agreement and Modification of Mortgage and Joinder by and between the Borrowers and TD Bank dated as of June 29, 2012*

10.2	$6,540,000 Seventh Term Note from the Borrowers payable to TD Bank dated as of June 29, 2012

10.3	Open-End .Mortgage Deed and Security Agreement from EDAC in favor of the Lender re the Cheshire Property, dated as of June 29, 2012*

10.4	Collateral Assignment of Leases, Rentals and Property Income from EDAC in favor of the Lender dated as June 29, 2012*

10.5	Environmental Indemnity Agreement from the Borrowers in favor of the Lender dated as of June 29, 2012 regarding Agawam Property*

* Note: The schedules and exhibits to the Agreement have not been filed herewith.  The Company agrees to furnish supplementally a copy of any such omitted schedules and exhibits to the Securities and Exchange Commission upon request.